Exhibit 99.1

News Release

Celanese Corporation
1601 W. LBJ Freeway
Dallas, Texas 75234

Celanese Corporation Announces 20 Percent Dividend Increase;
Increases Share Repurchase Plan

DALLAS, April 25, 2011 – Celanese Corporation (NYSE:CE), a global technology and specialty materials company, today announced that its board of directors has approved a 20 percent increase in the company’s quarterly common stock cash dividend.  The dividend rate increased from $0.05 to $0.06 per share of common stock on a quarterly basis and from $0.20 to $0.24 per share of common stock on an annual basis.  The new dividend rate will be applicable to dividends payable beginning in August 2011.

The company also announced that its board of directors has approved an increase in its existing share repurchase authorization to a total of $200 million of its Series A common stock.  As of March 31, 2011, the company had $71 million remaining under its previously announced plan that authorized up to $500 million.  The authorization gives management discretion in determining the timing and conditions under which shares may be repurchased.

Contacts:
Investor Relations	Media
Mark Oberle	W. Travis Jacobsen
Phone: +1 972 443 4464	Phone: +1 972 443 3750
Telefax: +1 972 443 8519	Telefax: +1 972 443 8519
Mark.Oberle@celanese.com	William.Jacobsen@celanese.com

About Celanese
Celanese Corporation is a global technology leader in the production of specialty materials and chemical products which are used in most major industries and consumer applications. Our products, essential to everyday living, are manufactured in North
America, Europe and Asia. Known for operational excellence, sustainability and premier safety performance, Celanese delivers value to customers around the globe with best-in-class technologies. Based in Dallas, Texas, the company employs approximately
7,250 employees worldwide and had 2010 net sales of $5.9 billion, with approximately 72% generated outside of North America. For more information about Celanese Corporation and its global product offerings, visit www.celanese.com.

Forward-Looking Statements
This release may contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “will,” “intends,” “expects,” “outlook,” “forecast,” “estimates,” “anticipates,” “projects,” “plans,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. The company’s ability to successfully complete the transactions referred to in this press release is subject to numerous factors and contingencies, many of which are beyond the company’s control.  These include local and national economic, credit and capital market conditions, including prevailing interest rates; legal and regulatory developments, including changes to tax rates, applicable securities regulations or accounting standards; and geopolitical conditions, including the occurrence of acts of war or terrorist incidents or natural disasters.  Any of these factors or others not named herein could cause the company to abandon the referenced transactions or cause the company’s actual results to differ materially from those expressed as forward-looking statements.  In addition, other risk factors that could cause actual results to differ materially from the forward-looking statements contained in this release include those that are discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.